UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/08/2008

TRIMERIS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-23155

DE	561808663
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3500 Paramount Parkway, Morrisville, NC 27560
(Address of principal executive offices, including zip code)

(919) 419-6050
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 8, 2008, the board of directors of Trimeris, Inc. (the "Company") elected Arthur B. Cohen and Joseph P. Healy to the board of directors of the Company. Each of Mr. Cohen and Mr. Healy is a founder of, and Portfolio Manager at, HealthCor Management LP. HealthCor is Trimeris' largest shareholder. In connection with their election to the board of directors of the Company, Mr. Cohen and Mr. Healy were each granted an option to purchase 20,000 shares of common stock of the Company pursuant to the Trimeris, Inc. 2007 Stock Incentive Plan.

Item 8.01.    Other Events

On February 8, 2008, the Company issued a press release announcing the election of Arthur B. Cohen and Joseph P. Healy to the Company's board of directors.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 - Press release dated February 8, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMERIS, INC.

Date: February 13, 2008	By:	/s/ Martin A. Mattingly
Martin A. Mattingly
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated February 8, 2008.